UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
  WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 30, 2010

Cyalume Technologies Holdings, Inc.
 __________________________________________
 (Exact name of registrant as specified in its charter)

Delaware	000-52247	20-3200738
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

96 Windsor Street, West Springfield, Massachusetts		01089
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(413) 858-2500

Not Applicable
 ______________________________________________
 Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Cyalume Technologies, Inc. (the “Borrower”), its parent company Cyalume Technologies Holdings, Inc. (“CTHI”) and TD Bank, N.A. previously entered into a Second Amendment to the Credit Agreement and Limited Waiver (the “Second Loan Amendment”) effective December 17, 2009.  The Second Loan Amendment, among other things, required the Borrower to receive at least $3.0 million in new subordinated debt or from an equity offering before April 30, 2010 and to use the net proceeds from that subordinated debt or equity offering to reduce the outstanding principal balance on the Borrower’s notes payable with TD Bank, N.A. In April 2010, TD Bank, N.A. agreed to extend the deadline from April 30, 2010 to June 30, 2010. TD Bank, N.A. has agreed to extend that deadline again to July 31, 2010. CTHI and the Borrower are currently negotiating a transaction that (i) will satisfy TD Bank, N.A.’s $3.0 million requirement and (ii) is expected to be completed before the July 31, 2010 deadline. The cost of extending the deadline is not expected to be material.

The Second Amendment to Credit Agreement and Limited Waiver dated December 7, 2009 is filed as an exhibit to the Borrower’s Current Report on Form 8-K dated December 17, 2009 and filed with the Commission December 18, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Cyalume Technologies Holdings, Inc.

July 8, 2010	By:	/s/ Michael Bielonko
Name: Michael Bielonko
Title: Chief Financial Officer